EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James N. Sheehan, Roland G. Gentzler, and LaNell K. Sunde with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 30, 2011, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	Chairman of the Board, President, Chief Executive	November 21, 2011
Jeffrey M. Ettinger	Officer, and Director (Principal Executive Officer)

/s/ Jody H. Feragen	Executive Vice President, Chief Financial	November 21, 2011
Jody H. Feragen	Officer, and Director (Principal Financial Officer)

/s/ James N. Sheehan	Vice President and Controller (Principal	November 21, 2011
James N. Sheehan	Accounting Officer)

/s/ Terrell K. Crews	Director	November 21, 2011
Terrell K. Crews

/s/ Glenn S. Forbes	Director	November 21, 2011
Glenn S. Forbes

/s/ Stephen M. Lacy	Director	November 21, 2011
Stephen M. Lacy

/s/ Susan I. Marvin	Director	November 21, 2011
Susan I. Marvin

/s/ Michael J. Mendes	Director	November 21, 2011
Michael J Mendes

/s/ John L. Morrison	Director	November 21, 2011
John L. Morrison

/s/ Elsa A. Murano	Director	November 21, 2011
Elsa A. Murano

/s/ Robert C. Nakasone	Director	November 21, 2011
Robert C. Nakasone

/s/ Susan K. Nestegard	Director	November 21, 2011
Susan K. Nestegard

/s/ Dakota A. Pippins	Director	November 21, 2011
Dakota A. Pippins